Exhibit 4.9

                       ISSUER CASH MANAGEMENT AGREEMENT

                                   [*], 2006

                          PERMANENT MASTER ISSUER PLC

                                      and

                                  HALIFAX PLC

                                      and

                             THE BANK OF NEW YORK

                                 ALLEN & OVERY

                               ALLEN & OVERY LLP

                                   CONTENTS

CLAUSE                                                                     PAGE

1.    Definitions and Interpretation..........................................1
2.    Appointment of Issuer Cash Manager......................................1
3.    Issuer Cash Management Services.........................................2
4.    Payments, Accounts, Ledgers.............................................3
5.    No Liability............................................................7
6.    Costs and Expenses......................................................7
7.    Information.............................................................8
8.    Remuneration............................................................9
9.    Covenants of Issuer Cash Manager.......................................10
10.   Non-Exclusivity........................................................11
11.   Termination............................................................11
12.   Further Assurance......................................................13
13.   New Notes..............................................................14
14.   Miscellaneous..........................................................14
15.   Confidentiality........................................................14
16.   Notices................................................................15
17.   Variation and Waiver...................................................16
18.   No Partnership.........................................................16
19.   Assignment.............................................................16
20.   Exclusion of Third Party Rights........................................16
21.   Counterparts...........................................................16
22.   Governing Law..........................................................16
23.   Submission to Jurisdiction.............................................17

SCHEDULE

1.    Issuer Cash Management Services........................................18
2.    Cash Management and Maintenance of Ledgers.............................20
3.    Form of Issuer Quarterly Report........................................27

Signatories..................................................................30

THIS ISSUER CASH MANAGEMENT AGREEMENT is made on [*], 2006
BETWEEN:

(1) PERMANENT MASTER ISSUER PLC (registered number [*]), a public limited company incorporated under the laws of England and Wales, whose registered office is at 35 Great St. Helen's, London EC3A 6AP (the ISSUER);

(2) HALIFAX PLC (registered number 02367076), a public limited company incorporated under the laws of England and Wales whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG (in its capacity as ISSUER CASH MANAGER); and

(3) THE BANK OF NEW YORK, a New York banking corporation whose London branch address is at 48th Floor, One Canada Square, London E14 5AL (acting in its capacity as ISSUER SECURITY TRUSTEE).

WHEREAS:

(A) On the Initial Closing Date and on subsequent Closing Dates the Issuer will issue Notes constituted by the Trust Deed. The Issuer will make the Issuer Term Advances to Funding 2 from the proceeds of the issue of the Notes.

(B) The Issuer Cash Manager is willing to provide cash management services to the Issuer and the Issuer Security Trustee on the terms and subject to the conditions contained in this Agreement.

IT IS HEREBY AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1 The master definitions and construction schedule signed by, amongst others, the parties to this Agreement and dated [*], 2006 (as the same may be amended, varied or supplemented from time to time with the consent of the parties thereto) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) and the issuer master definitions and construction schedule, signed for the purposes of identification by Allen & Overy LLP and Sidley Austin on [*] 2006 (as the same may be amended, varied or supplemented from time to time) (the ISSUER MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) are expressly and specifically incorporated into this Agreement and, accordingly, the expressions defined in the Master Definitions and Construction Schedule and the Issuer Master Definitions and Construction Schedule shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Agreement, including the Recitals hereto, and this Agreement shall be construed in accordance with the interpretation provisions set out in [clause 2] of the Master Definitions and Construction Schedule and in clause [*] of the Issuer Master Definitions and Construction Schedule.

2.    APPOINTMENT OF ISSUER CASH MANAGER

2.1   APPOINTMENT

      Until termination pursuant to Clause 11, the Issuer and the Issuer Security Trustee (according to their respective estates and interests) each hereby appoints the Issuer Cash Manager as its lawful agent to provide the Issuer Cash Management Services set out in this Agreement. The Issuer Cash Manager in each case hereby accepts such appointment on the terms and subject to the conditions of this Agreement.

2.2   DUTIES PRESCRIBED BY TRANSACTION DOCUMENTS

      For the avoidance of doubt and in connection with the powers conferred under Clause 2.1, save as expressly provided elsewhere in this Agreement, nothing in this Agreement shall be construed so as to give the Issuer Cash Manager any powers, rights, authorities, directions or obligations other than as specified in this Agreement or any of the other Issuer Transaction Documents.

2.3   APPOINTMENT CONDITIONAL UPON ISSUANCE OF NOTES

      The appointment pursuant to Clause 2.1 is conditional upon the issue of Notes on the Initial Closing Date and shall take effect upon and from the Initial Closing Date automatically without any further action on the part of any person PROVIDED THAT if an issue of Notes has not occurred by [*], 2006, or such later date as the Issuer and the Lead Managers may agree, this Agreement shall cease to be of further effect.

3.    ISSUER CASH MANAGEMENT SERVICES

3.1   GENERAL

      The Issuer Cash Manager shall provide the services set out in this Agreement (including, for the avoidance of doubt, the Schedules) (the ISSUER CASH MANAGEMENT SERVICES).

3.2   APPROVALS AND AUTHORISATIONS

      The Issuer Cash Manager shall maintain, or procure the maintenance of, the approvals, authorisations, consents and licences required in connection with the business of the Issuer and shall prepare and submit, or procure the preparation and submission of, on behalf of the Issuer, all necessary applications and requests for any further approvals, authorisations, consents or licences which may be required in connection with the business of the Issuer and shall, so far as it is reasonably able to do so, perform the Issuer Cash Management Services in such a way as not to prejudice the continuation of any such approvals, authorisations, consents or licences.

3.3   COMPLIANCE WITH TRANSACTION DOCUMENTS, ETC.

      The Issuer Cash Management Services shall include procuring (so far as the Issuer Cash Manager, using its reasonable endeavours, is able so to
      do) compliance by the Issuer with all applicable legal requirements and with the terms of the Issuer Transaction Documents, PROVIDED ALWAYS THAT the Issuer Cash Manager shall not lend or provide any sum to the Issuer and that the Issuer Cash Manager shall have no liability whatsoever to the Issuer, the Issuer Security Trustee or any other person for any failure by the Issuer to make any payment due under any of the Issuer Transaction Documents (other than to the extent arising from any failure by the Issuer Cash Manager to perform any of its obligations under any of the Issuer Transaction Documents).

3.4   LIABILITY OF ISSUER CASH MANAGER

(a) The Issuer Cash Manager shall indemnify each of the Issuer and the Issuer Security Trustee on demand on an after Tax basis for any loss, liability, claim, expense or damage suffered or incurred by it in respect of the negligence, fraud or wilful default of the Issuer Cash Manager in carrying out its functions as Issuer Cash Manager under, or as a result of a breach by the Issuer Cash Manager of, the terms and provisions of this Agreement or such other Issuer Transaction Documents to which the Issuer Cash Manager is a party (in its capacity as such) in relation to such functions.

(b) For the avoidance of doubt, the Issuer Cash Manager shall not be liable in respect of any loss, liability, claim, expense or damage suffered or incurred by the Issuer or the Issuer Security Trustee or any other person as a result of the proper performance of the Issuer Cash Management Services by the Issuer Cash Manager save to the extent that such loss, liability, claim, expense or damage is suffered or incurred as a result of any negligence, fraud or wilful default of the Issuer Cash Manager under, or as a result of a breach by the Issuer Cash Manager of, the terms and provisions of this Agreement or any of the other Issuer Transaction Documents to which the Issuer Cash Manager is a party (in its capacity as such) in relation to such functions.

4.    PAYMENTS, ACCOUNTS, LEDGERS

4.1   ISSUER TRANSACTION ACCOUNT

(a) The Issuer Cash Manager hereby confirms that the Issuer Transaction Account has been established on or before the date of this Agreement and that the mandate in the agreed form will apply to this Agreement as at the Initial Closing Date. The Issuer Cash Manager undertakes (to the extent to which the same is within its control in its capacity as Issuer Cash Manager) that as at the Initial Closing Date the Issuer Transaction Account will be operative and that the Issuer Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to the Issuer Transaction Account other than as created under or permitted pursuant to the Issuer Deed of Charge.

(b) The Issuer Cash Manager shall procure that the following amounts are paid into the Issuer Transaction Account:

             (i)    all amounts of interest paid on the Issuer Term Advances;

             (ii) all repayments or prepayments of principal on the Issuer Term Advances;

             (iii) all amounts received by the Issuer pursuant to the Issuer Swap Agreements (excluding the return or transfer of any Excess Swap Collateral as set out in the relevant Issuer Swap Agreement and in respect of each Issuer Swap Provider, prior to the designation of an early termination date under the relevant Issuer Swap Agreement and the resulting application of the collateral by way of netting or set-off, an amount equal to the value of all collateral (other than Excess Swap Collateral) provided by such Issuer Swap Provider to the Issuer pursuant to the relevant Issuer Swap Agreement (and any interest or distributions in respect thereof)); and

             (iv) any other amounts whatsoever received by or on behalf of the Issuer after the Initial Closing Date,

      and the Issuer Cash Manager shall procure that all interest earned on the Issuer Transaction Account and all investment proceeds from and income and distributions arising from time to time in respect of Authorised Investments purchased from amounts standing to the credit of the Issuer Transaction Account are credited to such account.

(c) Each of the payments into the Issuer Transaction Account referred to in Clause 4.1(b) shall be made forthwith upon receipt by the Issuer or the Issuer Cash Manager of the amount in question.

(d) For the avoidance of doubt, as soon as reasonably practicable after becoming aware of the same, the Issuer Cash Manager may, and shall, withdraw Cash from the Issuer Transaction Account if, and to the extent that, such Cash was credited thereto in error and shall use its reasonable endeavours to ensure that such Cash is applied correctly thereafter.

(e) The Issuer Cash Manager shall promptly notify each of the Issuer and the Issuer Security Trustee in writing of any additional account which supplements or replaces any account specifically referred to in the definition of the Issuer Transaction Account in the Issuer Master Definitions and Construction Schedule.

(f) Each of the Issuer Cash Manager and the Issuer undertakes that, so far as it is able to procure the same, the Issuer Transaction Account and all instructions and mandates in relation thereto will continue to be operative and will not, save as permitted pursuant to the Issuer Bank Account Agreement, be changed without the prior written consent of the Issuer Security Trustee (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, the Issuer Cash Manager may change the authorised signatories in respect of any instructions or mandates without the prior written consent of the Issuer Security Trustee, in accordance with the terms of the Issuer Bank Account Agreement.

4.2   ADDITIONAL ISSUER ACCOUNTS AND ISSUER SWAP COLLATERAL ACCOUNTS

(a) If established, the Issuer Cash Manager will not knowingly create or permit to subsist any Security Interest in relation to any Additional Issuer Account or any Issuer Swap Collateral Account other than as created under or permitted pursuant to the Issuer Deed of Charge.

(b) The Issuer Cash Manager shall procure that the relevant amounts are paid into the applicable Issuer Account or applicable Issuer Swap Collateral Account and the Issuer Cash Manager shall procure that all interest earned on the relevant Additional Issuer Account or relevant Issuer Swap Collateral Account and all investment proceeds from and income and distributions arising from time to time in respect of Authorised Investments purchased from amounts standing to the credit of an Additional Issuer Account or a Issuer Swap Collateral Account are credited to such account.

(c) Each of the payments into the Additional Issuer Account or any Issuer Swap Collateral Account referred to in Clause 4.2(b) shall be made forthwith upon receipt by the Issuer or the Issuer Cash Manager of the amount in question.

(d) For the avoidance of doubt, as soon as reasonably practicable after becoming aware of the same, the Issuer Cash Manager may, and shall, withdraw Cash from an Additional Issuer Account or an Issuer Swap Collateral Account if, and to the extent that, such Cash was credited thereto in error and shall use its reasonable endeavours to ensure that such Cash is applied correctly thereafter.

(e) The Issuer Cash Manager shall promptly notify each of the Issuer and the Issuer Security Trustee in writing of any additional account which is established pursuant to clause 3.1 or clause 3.3 of the Issuer Bank Account Agreement or any account established to replace or supplement such account.

(f) Each of the Issuer Cash Manager and the Issuer undertakes that, so far as it is able to procure the same, the Additional Issuer Accounts and any Issuer Swap Collateral Accounts and all instructions and mandates in relation thereto will continue to be operative and will not, save as permitted pursuant to the Issuer Bank Account Agreement or any agreement entered into by HBOS Treasury Services plc on substantially the same terms as the Issuer Bank Account Agreement, be changed without the prior written consent of the Issuer Security Trustee (such consent not to be unreasonably withheld or delayed). For the avoidance of doubt, the Issuer Cash Manager may change the authorised signatories in respect of any instructions or mandates without the prior written consent of the Issuer Security Trustee, in accordance with the terms of the Issuer Bank Account Agreement or any agreement entered into by HBOS Treasury Services plc on substantially the same terms as the Issuer Bank Account Agreement.

4.3   WITHDRAWALS

(a) The Issuer Cash Manager may make withdrawals on behalf of the Issuer from an Issuer Account, as permitted by this Agreement, until such time as the Issuer Cash Manager receives a copy of a Note

      Acceleration Notice served by the Note Trustee on the Issuer, but shall not in carrying out its functions as Issuer Cash Manager under this Agreement otherwise make withdrawals from an Issuer Account.

(b) Upon receipt of such a Note Acceleration Notice, no amount shall be withdrawn from the Issuer Accounts by the Issuer Cash Manager without the prior written consent of the Issuer Security Trustee.

4.4   CASH MANAGEMENT

      In administering the Issuer Accounts on behalf of the Issuer and the Issuer Security Trustee, the Issuer Cash Manager shall comply with the provisions of Schedule 2 prior to receipt by the Issuer Cash Manager of a copy of any Note Acceleration Notice served on the Issuer. Following service of a Note Acceleration Notice, the Issuer Security Trustee or any Receiver appointed by the Issuer Security Trustee will administer the Issuer Accounts in accordance with the terms of the Issuer Deed of Charge.

4.5   ISSUER LEDGERS

(a) The Issuer Cash Manager shall open and maintain in the books of the Issuer the following ledgers:

      (i) the Issuer Revenue Ledger, which shall record all Issuer Revenue Receipts [(which shall exclude any fees to be paid by Funding 2 on each Funding 2 Interest Payment Date under the terms of the [Master] Intercompany Loan Agreement)] standing to the credit of the Issuer Accounts from time to time and a sub-ledger in respect of each Series and Class of Notes which shall record interest received in respect of the Loan Tranches funded by each such Series and Class of Notes;

      (ii) the Issuer Principal Ledger, which shall record all Issuer Principal Receipts standing to the credit of the Issuer Accounts from time to time and a sub-ledger in respect of each Series and Class of Notes which shall record principal repayments in respect of the Loan Tranche funded by each such Series and Class of Notes; and

      (iii) [the Issuer Swap Collateral Ledger (which shall comprise of such sub-ledgers as the Issuer Cash Manager considers appropriate), to record all payments, transfers and receipts in connection with Swap Collateral, including, without limitation:

             (A) the receipt of any Swap Collateral by the Issuer from the Issuer Swap Providers;

             (B) the receipt of any income or distributions in respect of such Swap Collateral;

             (C) the payment or transfer of all, or any part of, such Swap Collateral to the relevant Issuer Swap Provider; and

             (D) the payment or transfer of all, or any part of, such Swap Collateral to the relevant Issuer Accounts,

             provided that the Issuer Swap Collateral Ledger (and sub-ledgers) shall only be established in the event that any Issuer Swap Provider pays or transfers Swap Collateral to the Issuer in accordance with the relevant Issuer Swap Agreement;]

      (iv) [the Issuer Expense Ledge, which shall record payments of fees received from Funding 2 under the [Master] Intercompany Loan;] and

      (v) the Issuer Note Ledger, which shall be divided into segregated sub-ledgers each of which shall record payments made under each Series and Class of Notes (each of which shall be further divided into sub-ledgers to record payments of interest and fees and repayments of principal made under the applicable Series and Class of Notes).

(b) The Issuer Cash Manager shall make credits and debits to the Issuer Ledgers in accordance with the provisions of paragraphs [5] to [9] of
      Schedule 2 hereto.

4.6   TERMINATION

      If on or prior to the date of the earlier of (i) repayment in full of a particular Series and Class of Notes or (ii) the service of a Note Acceleration Notice, any of the Issuer Swaps related to such Series and Class are terminated, the Issuer Cash Manager (on behalf of the Issuer and the Issuer Security Trustee) shall purchase a replacement hedge (taking into account any early termination payment received from the relevant Issuer Swap Provider) in respect of the relevant Series and Class of Notes, against, as appropriate:

      (a) fluctuations in the relevant currency swap rate between Dollars and Sterling or the possible variance between LIBOR for three-month Sterling deposits and either:

             (i) LIBOR for one-month Dollar deposits (in relation to the [*] Notes); or

             (ii) LIBOR for three-month Dollar deposits (in relation to the [*] Notes);

             or

      (b) fluctuations in the relevant currency swap rate between Euro and Sterling or the possible variance between LIBOR for three-month Sterling deposits and EURIBOR for three-month Euro deposits (in relation to the [*] Notes), in each case, on terms acceptable to the Rating Agencies and the Issuer and the Issuer Security Trustee and with a swap provider whom the Rating Agencies have previously confirmed in writing to the Issuer and the Issuer Security Trustee will not cause the then current ratings of the Notes to be downgraded.

4.7   SWAP COLLATERAL

(a) In the event that, pursuant to the terms of an Issuer Swap Agreement, an Issuer Swap Provider pays or transfers Swap Collateral to the Issuer, the Issuer Cash Manager shall:

             (i) if not already created, create the Issuer Swap Collateral Ledger in the books of the Issuer so as to record the amount and type of such Swap Collateral and identify the relevant Issuer Swap Agreement in respect of which it has been posted;

             (ii) upon receipt of such Swap Collateral, credit it to and record the relevant details in the Swap Collateral Ledger;

             (iii) to the extent that such Swap Collateral is in the form of Cash, pay it into the relevant Issuer Swap Collateral Cash Account; and

             (iv) to the extent that such Swap Collateral is in the form of securities, arrange for it to be credited to the relevant Issuer Swap Collateral Securities Account.

(b) Any such Swap Collateral shall not form part of the Issuer Available Revenue Receipts or the Issuer Available Principal Receipts provided that, if the terms of the relevant Issuer Swap Agreement permit such Swap Collateral to be applied in or towards satisfaction of the relevant Issuer Swap Provider's obligations under the relevant Issuer Swap Agreement, and in the event that such Swap Collateral is to be so applied, the Issuer Cash Manager shall:

             (i) where the relevant Swap Collateral is in the form of Cash, transfer the relevant amount of Cash from the relevant Issuer Swap Collateral Cash Account to the Issuer Transaction Account; or

             (ii) where the relevant Swap Collateral is in the form of securities, realise the Swap Collateral and pay the amount of the net proceeds into the Issuer Transaction Account,

      and, in each case, make the appropriate debits and credits to the Issuer Swap Collateral Ledger. Swap Collateral will form part of the Issuer Available Revenue Receipts on its transfer or payment into the Issuer Transaction Account in accordance with this Clause 4.7(b).

(c) To the extent that, pursuant to the terms of the relevant Issuer Swap Agreement, Swap Collateral is to be transferred or paid to the relevant Issuer Swap Provider, the Issuer Cash Manager shall:

             (i) where the relevant Swap Collateral is in the form of Cash, pay the relevant amount of Cash out of the relevant Swap Collateral Cash Account to the Issuer Swap Provider; or

             (ii) where the relevant Swap Collateral is in the form of securities, transfer and deliver the Swap Collateral to the Issuer Swap Provider,

      and, in each case, debit the Issuer Swap Collateral Ledger as appropriate.

(d) The terms of this Clause 4.7 shall prevail if and to the extent that they are inconsistent with the other paragraphs of this Clause 4.

4.8   NOTIFICATION TO ISSUER SWAP PROVIDERS

      As soon as practicable following the notification to the Note Trustee and the Noteholders of an early redemption of a Series and Class of Notes in accordance with Condition [*] of such Notes, the Issuer Cash Manager shall notify, as soon as is reasonably practicable, the relevant Issuer Swap Providers (being the Issuer Swap Providers who have entered into swap transactions with the Issuer relating to such Notes) of such redemption.

5.    NO LIABILITY

      Save as otherwise provided in this Agreement, the Issuer Cash Manager shall have no liability for the obligations of either the Issuer Security Trustee or the Issuer under any of the Transaction Documents or otherwise and nothing in this Agreement shall constitute a guarantee, or similar obligation, by the Issuer Cash Manager of either Funding 2, the Issuer Security Trustee or the Issuer in respect of any of them.

6.    COSTS AND EXPENSES

      Subject to and in accordance with the Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Issuer Post-Enforcement Priority of Payments, the Issuer will on each Interest Payment Date reimburse the Issuer Cash Manager for all out-of-pocket costs, expenses and charges

      (together with any amounts in respect of Irrecoverable VAT due thereon) properly incurred by the Issuer Cash Manager in the performance of the Issuer Cash Management Services including any such costs, expenses or charges not reimbursed to the Issuer Cash Manager on any previous Interest Payment Date and the Issuer Cash Manager shall supply the Issuer with an appropriate VAT invoice issued by the Issuer Cash Manager or, if the Issuer Cash Manager has treated the relevant cost, expense or charge as a disbursement for VAT purposes, by the person making the supply.

7.    INFORMATION

7.1   USE OF I.T. SYSTEMS

(a) The Issuer Cash Manager represents and warrants that as at the date hereof, in respect of the software which is to be used by the Issuer Cash Manager in providing the Issuer Cash Management Services, it has in place all necessary licences or consents from the respective licensor or licensors (if any) of such software.

(b) The Issuer Cash Manager undertakes that it shall, for the duration of this Agreement, use reasonable endeavours to:

             (i) ensure that the licences or consents referred to in paragraph (a) are maintained in full force and effect; and

             (ii) except in so far as it would breach any other of its legal obligations, grant to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement or to such person as the Issuer and the Issuer Security Trustee elect as a substitute cash manager in accordance with the terms of this Agreement a licence to use any proprietary software together with any updates which may be made thereto from time to time.

(c) The Issuer Cash Manager shall use reasonable endeavours to maintain in working order the information technology systems used by the Issuer Cash Manager in providing the Issuer Cash Management Services.

(d) The Issuer Cash Manager shall pass to any person to whom it may sub-contract or delegate the performance of all or any of its powers and obligations under this Agreement or to such person as the Issuer and the Issuer Security Trustee elect as a substitute cash manager in accordance with the terms of this Agreement the benefit of any warranties in relation to the software insofar as the same are capable of assignment.

7.2   BANK ACCOUNT STATEMENTS

      The Issuer Cash Manager shall take all reasonable steps to ensure that it receives a monthly bank statement in relation to each of the Issuer Accounts (subject to clause 6.3 of the Issuer Bank Account Agreement) and that it furnishes a copy of such statements to the Issuer and the Issuer Security Trustee, unless otherwise agreed.

7.3   ACCESS TO BOOKS AND RECORDS

      Subject to all applicable laws, the Issuer Cash Manager shall permit the Auditors of the Issuer and any other person nominated by the Issuer Security Trustee (to whom the Issuer Cash Manager has no reasonable objection) at any time during normal office hours upon reasonable notice to have access, or procure that such person or persons are granted access, to all books of record and account relating to the Issuer Cash Management Services provided by the Issuer Cash Manager and related matters in accordance with this Agreement.

7.4   STATUTORY OBLIGATIONS

      The Issuer Cash Manager will use its reasonable endeavours, on behalf of the Issuer, to prepare or procure the preparation of and file all reports, annual returns, financial statements, statutory forms and other returns which the Issuer is required by law to prepare and file. Subject to approval thereof by the directors of the Issuer, the Issuer Cash Manager shall cause such accounts to be audited by the Auditors and shall procure so far as it is able to do so that the Auditors shall make a report thereon as required by law and copies of all such documents shall be delivered to the Issuer Security Trustee, the Issuer and the Rating Agencies as soon as practicable after the end of each accounting reference period of the Issuer.

7.5   INFORMATION COVENANTS

(a) The Issuer Cash Manager shall provide the Issuer, the Issuer Security Trustee, the Seller and the Rating Agencies with a quarterly report substantially in the form set out in Schedule 3, or in such other form reasonably acceptable to the recipients thereof, in respect of the Issuer. Each such quarterly report shall be delivered to the Issuer, the Issuer Security Trustee, the Seller and the Rating Agencies by the last Business Day of the month in which each Interest Payment Date occurs.

(b) The Issuer Cash Manager shall provide, or procure the provision of, to the Issuer, the Issuer Security Trustee and the Rating Agencies copies of any annual returns or financial statements referred to in Clause 7.4 as soon as reasonably practicable after the preparation thereof upon the request of any such person.

(c) The Issuer Cash Manager shall notify the Rating Agencies in writing of the details of:

             (i)    any material amendment to the Issuer Transaction Documents;

             (ii)   the occurrence of a Note Event of Default; and

             (iii) any other information relating to the Issuer Cash Manager as the Rating Agencies may reasonably request in connection with its obligations under this Agreement, PROVIDED THAT such request does not adversely interfere with the Issuer Cash Manager's day-to-day provision of the Issuer Cash Management Services under the other terms of this Agreement.

(d) The Issuer Cash Manager shall, at the request of the Issuer Security Trustee, furnish the Issuer Security Trustee and the Rating Agencies with such other information relating to its business and financial condition as it may be reasonable for the Issuer Security Trustee to request in connection with this Agreement PROVIDED THAT the Issuer Security Trustee shall not make such a request more than once every three months unless, in the belief of the Issuer Security Trustee, an Intercompany Loan Event of Default, Note Event of Default or Issuer Cash Manager Termination Event (as defined in Clause 11.1) shall have occurred and is continuing or may reasonably be expected to occur and PROVIDED FURTHER THAT such request does not adversely interfere with the Issuer Cash Manager's day-to-day provision of the Issuer Cash Management Services under the other terms of this Agreement.

8.     REMUNERATION

8.1   FEE PAYABLE

      On each Interest Payment Date, the Issuer shall pay to the Issuer Cash Manager for the Issuer Cash Management Services a cash management fee (which shall be inclusive of VAT) [that shall be agreed in writing between the Issuer, the Security Trustee and the Issuer Cash Manager from time to time.]

8.2   PAYMENT OF FEE

      The cash management fee referred to in Clause 8.1 shall be paid to the Issuer Cash Manager in arrear on each Interest Payment Date in the manner contemplated by and in accordance with the provisions of the Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Issuer Post-Enforcement Priority of Payments.

9.     COVENANTS OF ISSUER CASH MANAGER

9.1   COVENANTS

      The Issuer Cash Manager hereby covenants with and undertakes to each of the Issuer and the Issuer Security Trustee that without prejudice to any of its specific obligations under this Agreement:

      (a) it will devote all due skill, care and diligence to the performance of its obligations and the exercise of its discretions under this Agreement;

      (b) it will comply with any proper directions, orders and instructions which the Issuer or the Issuer Security Trustee may from time to time give to it in accordance with the provisions of this Agreement and, in the event of any conflict, those of the Issuer Security Trustee shall prevail;

      (c) it will use its reasonable endeavours to keep in force all licences, approvals, authorisations and consents which may be necessary in connection with the performance of the Issuer Cash Management Services and prepare and submit all necessary applications and requests for any further approval, authorisation, consent or licence required in connection with the performance of the Issuer Cash Management Services;

      (d) save as otherwise agreed with the Issuer and the Issuer Security Trustee, it will provide free of charge to the Issuer during normal office hours office space, facilities, equipment and staff sufficient to fulfil the obligations of the Issuer under this Agreement;

      (e) it will not knowingly fail to comply with any legal requirements in the performance of the Issuer Cash Management Services;

      (f) it will make all payments required to be made by it pursuant to this Agreement on the due date for payment thereof for value on such day without set-off (including, without limitation, in respect of any fees owed to it) or counterclaim; and

      (g) it will not, without the prior written consent of the Issuer Security Trustee, amend or terminate any of the Issuer Transaction Documents save in accordance with their terms.

9.2   DURATION OF COVENANTS

      The covenants of the Issuer Cash Manager in Clause 9.1 shall remain in force until this Agreement is terminated but without prejudice to any right or remedy of the Issuer or the Issuer Security Trustee arising from breach of any such covenant prior to the date of termination of this Agreement.

10.   NON-EXCLUSIVITY

      Nothing in this Agreement shall prevent the Issuer Cash Manager from rendering or performing services similar to those provided for in this Agreement to or for itself or other persons, firms or companies or from carrying on business similar to or in competition with the business of the Issuer or the Issuer Security Trustee.

11.   TERMINATION

11.1  ISSUER CASH MANAGER TERMINATION EVENTS

      If any of the following events (ISSUER CASH MANAGER TERMINATION EVENTS) shall occur:

      (a) default is made by the Issuer Cash Manager in the payment on the due date of any payment due and payable by it under this Agreement and such default continues unremedied for a period of [three] London Business Days after the earlier of the Issuer Cash Manager becoming aware of such default and receipt by the Issuer Cash Manager of written notice from the Issuer or the Issuer Security Trustee, as the case may be, requiring the same to be remedied; or

      (b) default is made by the Issuer Cash Manager in the performance or observance of any of its other covenants and obligations under this Agreement, which in the reasonable opinion of the Issuer Security Trustee is materially prejudicial to the interests of the Issuer Secured Creditors and such default continues unremedied for a period of twenty London Business Days after the earlier of the Issuer Cash Manager becoming aware of such default and receipt by the Issuer Cash Manager of written notice from the Issuer Security Trustee requiring the same to be remedied; or

      (c) while the Issuer Cash Manager is the Seller, an Insolvency Event occurs with respect to the Issuer Cash Manager,

      then the Issuer Security Trustee may at once or at any time thereafter while such default continues by giving notice in writing to the Issuer Cash Manager terminate its appointment as Issuer Cash Manager under this Agreement with effect from a date (not earlier than the date of the notice) specified in the notice.

11.2  RESIGNATION OF ISSUER CASH MANAGER

      The appointment of the Issuer Cash Manager under this Agreement may be terminated upon the expiry of not less than 12 months' written notice of termination given by the Issuer Cash Manager to the Issuer and the Issuer Security Trustee PROVIDED THAT:

      (a) the Issuer and the Issuer Security Trustee consent in writing to such termination;

      (b) a substitute cash manager shall be appointed, such appointment to be effective not later than the date of such termination;

      (c) such substitute cash manager has cash management experience and is approved by the Issuer and the Issuer Security Trustee;

      (d) such substitute cash manager enters into an agreement substantially on the same terms as this Agreement or on such terms as are satisfactory to the Issuer and the Issuer Security Trustee and the Issuer Cash Manager shall not be released from its obligations under this Agreement until such substitute cash manager has entered into such new agreement and the rights of the Issuer under such agreement are charged in favour of the Issuer Security Trustee on terms satisfactory to the Issuer Security Trustee; and

      (e) the then current ratings (if any) of the Notes are not adversely affected as a result thereof.

11.3  EFFECT OF TERMINATION

(a) On and after termination of the appointment of the Issuer Cash Manager under this Agreement pursuant to this Clause 11, all authority and power of the Issuer Cash Manager under this Agreement shall be terminated and be of no further effect and the Issuer Cash Manager shall not thereafter hold itself out in any way as the agent of the Issuer or the Issuer Security Trustee pursuant to this Agreement.

(b) Upon termination of the appointment of the Issuer Cash Manager under this Agreement pursuant to this Clause 11, the Issuer Cash Manager shall:

             (i) forthwith deliver (and in the meantime hold on trust for, and to the order of, the Issuer or the Issuer Security Trustee, as the case may be) to the Issuer or the Issuer Security Trustee, as the case may be or as it shall direct in writing, all books of account, papers, records, registers, correspondence and documents in its possession or under its control relating to the affairs of or belongings of the Issuer or the Issuer Security Trustee, as the case may be, (if practicable, on the date of receipt) any monies then held by the Issuer Cash Manager on behalf of the Issuer or the Issuer Security Trustee and any other assets of the Issuer and the Issuer Security Trustee;

             (ii) take such further action as the Issuer or the Issuer Security Trustee, as the case may be, may reasonably direct at the expense of the Issuer or the Issuer Security Trustee, as the case may be (including in relation to the appointment of a substitute cash manager), provided that the Issuer Security Trustee shall not be required to take or direct to be taken such further action unless it has been indemnified or secured to its satisfaction;

             (iii) provide all relevant information contained on computer records in the form of magnetic tape, together with details of the layout of the files encoded on such magnetic tapes; and

             (iv) co-operate and consult with and assist the Issuer or the Issuer Security Trustee or its nominee, as the case may be (which shall, for the avoidance of doubt, include any Receiver appointed by it) for the purposes of explaining the file layouts and the format of the magnetic tapes generally containing such computer records on the computer system of the Issuer or the Issuer Security Trustee or such nominee, as the case may be.

11.4  NOTICE OF EVENT OF DEFAULT

      The Issuer Cash Manager shall deliver to the Issuer and the Issuer Security Trustee as soon as reasonably practicable but in any event within three London Business Days of becoming aware thereof a notice of any Issuer Cash Manager Termination Event or any Note Event of Default or any event which with the giving of notice or expiry of any grace period or certification, as specified in such Issuer Cash Manager Termination Event or Note Event of Default, would constitute the same.

11.5  GENERAL PROVISIONS RELATING TO TERMINATION

(a) Termination of the appointment of the Issuer Cash Manager under this Agreement shall be without prejudice to the liabilities of the Issuer and the Issuer Security Trustee to the Issuer Cash Manager or vice versa incurred before the date of such termination. The Issuer Cash Manager shall have no right of set-off or any lien in respect of such amounts against amounts held by it on behalf of the Issuer or the Issuer Security Trustee.

(b) This Agreement shall terminate at such time as the Issuer Secured Obligations have been fully discharged.

(c) On termination of the appointment of the Issuer Cash Manager under the provisions of this Clause 11, the Issuer Cash Manager shall be entitled to receive all fees and other moneys accrued up to (but excluding) the date of termination but shall not be entitled to any other or further compensation. The Issuer shall pay such moneys so receivable by the Issuer Cash Manager in accordance with the Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, the Issuer Post-Enforcement Priority of Payments, on the dates on which they would otherwise have fallen due hereunder. Such termination shall not affect the Issuer Cash Manager's rights to receive payment of all amounts (if any) due to it from the Issuer other than under this Agreement.

(d) Any provision of this Agreement which is stated to continue after termination of this Agreement shall remain in full force and effect notwithstanding termination.

12.   FURTHER ASSURANCE

12.1  CO-OPERATION, ETC.

      The parties to this Agreement agree that they will co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give full effect to the arrangements contemplated by this Agreement.

12.2  POWERS OF ATTORNEY

      Without prejudice to the generality of Clause 12.1, the Issuer and the Issuer Security Trustee shall upon request by the Issuer Cash Manager forthwith give to the Issuer Cash Manager such further powers of attorney or other written authorisations, mandates or instruments as are necessary to enable the Issuer Cash Manager to perform the Issuer Cash Management Services.

12.3  CHANGE OF ISSUER SECURITY TRUSTEE

      In the event that there is any change in the identity of the Issuer Security Trustee or an additional Issuer Security Trustee is appointed in accordance with the Issuer Deed of Charge, the existing Issuer Security Trustee, the new Issuer Security Trustee or the retiring Issuer Security Trustee, as the case may be, the Issuer Cash Manager and the Issuer shall execute such documents and take such actions as such of the new Issuer Security Trustee and the retiring Issuer Security Trustee or, as the case may be, existing Issuer Security Trustee shall agree are reasonably necessary for the purpose of vesting in such new Issuer Security Trustee the rights and benefits of the Issuer Security Trustee under this Agreement and under the Issuer Deed of Charge and, if relevant, releasing the retiring Issuer Security Trustee from its future obligations hereunder or thereunder.

12.4  NO OBLIGATION ON ISSUER SECURITY TRUSTEE

      Nothing contained in this Agreement shall impose any obligation or liability on the Issuer Security Trustee to assume or perform any of the obligations of the Issuer or the Issuer Cash Manager under this Agreement or render it liable for any breach thereof.

13.   NEW NOTES

      On each occasion that the Issuer issues a new Series and Class of Notes, the Issuer Cash Manager, the Issuer and the Issuer Security Trustee shall execute such documents and take such action as may be necessary or required by the Rating Agencies for the purpose of including any Issuer Swap Provider and any other person who is required to execute an [Accession Undertaking] or any other Issuer Transaction Document relating to such new Series and Class of Notes in the Issuer Transaction Documents.

14.   MISCELLANEOUS

14.1  NO SET-OFF

      The Issuer Cash Manager agrees that it will not:

      (a) set-off or purport to set-off any amount which either the Issuer is or will become obliged to pay to it under this Agreement against any amount from time to time standing to the credit of or to be credited to any Issuer Account; or

      (b) make or exercise any claims or demands, any rights of counterclaim or any other equities against or withhold payment of any and all sums of money which may at any time and from time to time be standing to the credit of any Issuer Account.

14.2  NO PETITION

      The Issuer Cash Manager agrees that for so long as any Notes are outstanding it will not petition or commence proceedings for the administration or winding-up of the Issuer or participate in any such proceedings with regard thereto or file documents with the court for the appointment of an administrator in relation to the Issuer or serve a notice of intention to appoint an administrator in relation to the Issuer.

14.3  LIMITED RECOURSE

(a) In relation to all sums due and payable by the Issuer to the Issuer Cash Manager, the Issuer Cash Manager agrees that it shall have recourse only to sums paid to or received by (or on behalf of) the Issuer pursuant to the provisions of the Issuer Transaction Documents.

(b) For the avoidance of doubt, the Issuer Security Trustee shall not be liable to pay any amounts due under Clauses 6 and 8, and without prejudice to the obligations of the Issuer, nor shall it be liable to pay any amounts due to any Receiver appointed pursuant to the Issuer Deed of Charge in respect of such amounts.

(c) Notwithstanding any other provisions of this Agreement, all obligations to, and rights of, the Issuer Security Trustee under or in connection with this Agreement (other than its obligations under Clause 15) shall automatically terminate upon the discharge in full of all Issuer Secured Obligations, PROVIDED THAT this shall be without prejudice to any claims in respect of such obligations and rights arising on or prior to such date.

15.   CONFIDENTIALITY

      During the continuance of this Agreement or after its termination, each of the Issuer, the Issuer Cash Manager and the Issuer Security Trustee shall use its best endeavours not to disclose to any person, firm or company any information relating to the business, finances or other matters of a confidential nature of any other party to this agreement of which it may exclusively by virtue of being party to the Transaction Documents have become possessed and shall use all reasonable endeavours to prevent any such disclosure as aforesaid, PROVIDED HOWEVER THAT the provisions of this Clause 15 shall not apply:

      (a) to any information already known to the recipient otherwise than as a result of entering into any of the Transaction Documents;

      (b) to any information subsequently received by the recipient which it would otherwise be free to disclose;

      (c) to any information which is or becomes public knowledge otherwise than as a result of the conduct of the recipient;

      (d) to any extent that the recipient is required to disclose the same pursuant to any law or order of any court of competent jurisdiction or pursuant to any direction, request or requirement (whether or not having the force of law) of any central bank or any governmental or other authority (including, without limitation, any official bank examiners or regulators);

      (e) to the extent that the recipient needs to disclose the same for determining the existence of, or declaring, a Note Event of Default, or an Issuer Cash Manager Termination Event, the protection or enforcement of any of its rights under any of the Transaction Documents or in connection therewith or for the purpose of discharging, in such manner as it thinks fit, its duties under or in connection with such agreements in each case to such persons as require to be informed of such information for such purposes; or

      (f) in relation to any information disclosed to the professional advisers of the recipient or (in connection with a prospective rating of any debt to be issued by the Issuer) to any Rating Agency or any prospective new cash manager or Issuer Security Trustee.

16.   NOTICES

      Any notices to be given pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched, (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a Business Day or on the next Business Day if delivered thereafter or on a day which is not a Business Day or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

      (a) in the case of the Issuer Cash Manager: to Halifax plc, Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG (facsimile number +44 (0)113 235 7511) for the attention of the Head of Mortgage Securitisation, with a copy to HBOS Treasury Services plc, 33 Old Broad Street, London EC2N 1HZ (facsimile no. +44 (0) 20 7574 8303) for the attention of Head of Mortgage Securitisation and Covered Bonds;

      (b) in the case of the Issuer: to Permanent Master Issuer plc, 35 Great St. Helen's, London EC3A 6AP (facsimile number +44 (0) 20 7398 6325) for the attention of the Directors, with a copy to Halifax plc, Trinity Road (LP/3/3/SEC), Halifax, West Yorkshire HX1 2RG

             (facsimile number +44 (0)113 235 7511) for the attention of the Head of Mortgage Securitisation; and

      (c) in the case of the Issuer Security Trustee: to The Bank of New York, 48th Floor, One Canada Square, London E14 5AL (facsimile number +44 (0) 20 7964 6399) for the attention of Global Structured Finance - Corporate Trust, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by written notice in accordance with the provisions of this Clause 16.

17.   VARIATION AND WAIVER

      No variation or waiver of this Agreement shall be effective unless it is in writing and signed by (or by some person duly authorised by) each of the parties. No single or partial exercise of, or failure or delay in exercising, any right under this Agreement shall constitute a waiver or preclude any other or further exercise of that or any other right.

18.   NO PARTNERSHIP

      It is hereby acknowledged and agreed by the parties that nothing in this Agreement shall be construed as giving rise to any partnership between any of the parties.

19.   ASSIGNMENT

19.1  ASSIGNMENT BY THE ISSUER

      The Issuer may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of each of the Issuer Security Trustee and the Issuer Cash Manager, except that the Issuer may assign its rights hereunder without such consent pursuant to the Issuer Deed of Charge.

19.2  NO ASSIGNMENT BY ISSUER CASH MANAGER

      The Issuer Cash Manager may not assign or transfer any of its rights and obligations under this Agreement without the prior written consent of the Issuer and the Issuer Security Trustee, such consent not to be unreasonably withheld or delayed.

20.   EXCLUSION OF THIRD PARTY RIGHTS

      A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

21.   COUNTERPARTS

      This Agreement may be executed in any number of counterparts (manually or by facsimile) each of which, when executed and delivered, shall constitute an original, but all the counterparts shall together constitute but one and the same instrument provided, however, that this Agreement shall have no force or effect until it is executed by the last party to execute the same and shall be deemed to have been executed and delivered in the place where such last party executed this Agreement.

22.   GOVERNING LAW

      This Agreement is governed by, and shall be construed in accordance with, the laws of England and Wales.

23.   SUBMISSION TO JURISDICTION

      Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the English courts in any action or proceeding arising out of or relating to this Agreement, and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined by such courts. Each party to this Agreement hereby irrevocably waives, to the fullest extent it may possibly do so, any defence or claim that the English courts are an inconvenient forum for the maintenance or hearing of such action or proceeding.

IN WITNESS WHEREOF the parties have caused this Agreement to be executed the day and year first before written.

                                  SCHEDULE 1

                        ISSUER CASH MANAGEMENT SERVICES

The Issuer Cash Manager shall:

(a) operate the Issuer Accounts and ensure that payments are made into and from such accounts in accordance with this Agreement, the Issuer Deed of Charge, the Issuer Bank Account Agreement and any other relevant Issuer Transaction Document, PROVIDED HOWEVER THAT nothing herein shall require the Issuer Cash Manager to make funds available to the Issuer to enable such payments to be made other than as expressly required by the provisions of this Agreement;

(b)   calculate the Required Subordinated Amounts;

(c) determine whether the Issuance Tests and the Conditions to the repayment of the Notes have been met;

(d) keep records for all taxation purposes (including, without limitation, those relating to VAT);

(e) subject to any applicable law, assist the Auditors of the Issuer and provide such information to them as they may reasonably request for the purpose of carrying out their duties as auditors of the Issuer;

(f) make all filings, give all notices and make all registrations and other notifications required in the day-to-day operation of the business of the Issuer or required to be given by the Issuer pursuant to the Issuer Transaction Documents;

(g) arrange for all payments due to be made by the Issuer under any of the Issuer Transaction Documents, PROVIDED THAT such moneys are at the relevant time available to the Issuer and PROVIDED FURTHER THAT nothing herein shall constitute a guarantee by the Issuer Cash Manager of all or any of the obligations of the Issuer under any of the Issuer Transaction Documents;

(h) without prejudice to the role of and in conjunction with the Issuer Corporate Services Provider under the Issuer Corporate Services Agreement, keep general books of account and records of the Issuer; provide accounting services, including reviewing receipts and payments, supervising and assisting in the preparation of interim statements and final accounts and supervising and assisting in the preparation of tax returns;

(i) without prejudice to the role of and in conjunction with the Issuer Corporate Services Provider under the Issuer Corporate Services Agreement, provide or procure the provision of company secretarial and administration services to the Issuer including the keeping of all registers and the making of all returns and filings required by applicable law or by US or UK regulatory authorities, co-operate in the convening of board and general meetings and provide registered office facilities;

(j) on behalf of the Issuer, PROVIDED THAT monies are at the relevant time available to the Issuer, pay all out-of-pocket expenses of the Issuer, incurred by the Issuer Cash Manager on behalf of the Issuer in the performance of the Issuer Cash Manager's duties hereunder including without limitation:

      (i)    all Taxes which may be due or payable by the Issuer;

      (ii) all necessary filing and other fees in compliance with regulatory requirements;

      (iii)  all legal and audit fees and other professional advisory fees; and

      (iv) all communication expenses including postage, courier and telephone charges;

(k) with the prior written consent of the Issuer Security Trustee, invest monies standing from time to time to the credit of an Issuer Account in Authorised Investments, subject to the following provisions:

      (i) any such Authorised Investment shall be made in the joint names of the Issuer and the Issuer Security Trustee;

      (ii) any costs properly and reasonably incurred in making and changing Authorised Investments will be reimbursed to the Issuer Cash Manager and the Issuer Security Trustee by the Issuer; and

      (iii) all income and other distributions arising on, or proceeds following the disposal or maturity of, Authorised Investments shall be credited to the relevant Issuer Account.

      The Issuer Security Trustee and the Issuer Cash Manager shall not be responsible (save where any loss results from the Issuer Security Trustee's or the Issuer Cash Manager's, as the case may be, own fraud, wilful default or negligence or that of their respective officers or employees) for any loss occasioned by reason of any such Authorised Investments whether by depreciation in value or otherwise provided that such Authorised Investments were made in accordance with the above provisions;

(l)   (i)    if necessary, perform all currency conversions free of charge, cost or expense at the relevant exchange rate; and

      (ii)   for the purposes of any calculations referred to in sub-paragraph
             (i) above, any currency amounts used in or resulting from such calculations will be rounded in accordance with the relevant market practice;

(m) make all returns and filings required to be made by the Issuer and provide or procure the provision of company secretarial and administration services to the Issuer;

(n) arrange payment of all fees to the London Stock Exchange plc or, as applicable, the UK Listing Authority of the Financial Services Authority; and

(o) provide services in relation to Swap Collateral (including, without limitation, in connection with the transfer, receipt, administration or holding of Swap Collateral; the making of calculations, determinations, communications or valuations; the opening and maintenance of the Issuer Swap Collateral Accounts and the Issuer Swap Collateral Ledger; and the entering into of Issuer Swap Collateral Ancillary Documents).

                                  SCHEDULE 2

                  CASH MANAGEMENT AND MAINTENANCE OF LEDGERS

1.    DETERMINATION

(a) On each Note Determination Date, the Issuer Cash Manager shall determine each of the following in accordance with this paragraph 1:

      (i) the amount of any Issuer Principal Receipts and Issuer Revenue Receipts available as at the following Interest Payment Date; and

      (ii) the Principal Amount Outstanding of the Notes, the Pool Factor, and the Note Principal Payment of the Notes in accordance with the Conditions.

(b) The Issuer Cash Manager shall determine and notify the Issuer, the Note Trustee, the Registrar and the Paying Agents on or prior to 11:00 a.m. (London time) on the last day of each Interest Period of any Additional Amount payable in respect of such Interest Period.

(c)   (i)    The Issuer Cash Manager may make all the determinations referred to in paragraph 1(a) and paragraph 1(b) on the basis of any reasonable and proper assumptions as the Issuer Cash Manager considers appropriate (including, without limitation, as to the amount of any payments to be made under paragraph 3 below during the period from and including the Note Determination Date to but excluding the next Interest Payment Date).

      (ii) The Issuer Cash Manager shall on request notify the Issuer and the Issuer Security Trustee in writing of any such other assumptions and shall take account of any representations made by the Issuer and the Issuer Security Trustee (as the case may be) in relation thereto.

(d) Each determination made in accordance with this paragraph 1 shall (in the absence of fraud, wilful default, negligence or manifest error) be final and binding on all persons.

2.    NOTIFICATION OF DETERMINATIONS

(a) The Issuer Cash Manager will cause each determination of Issuer Available Funds to be notified forthwith to the Issuer.

(b) The Issuer Cash Manager shall procure that the determinations and notifications required to be made pursuant to Condition 5(C) are made.

(c) The Issuer Cash Manager will promptly notify the Issuer and each Calculation Agent (as defined in each of the Funding 2 Swap Agreement and each relevant Issuer Swap Agreement) of the relevant Note Principal Payment determined in accordance with paragraph 1(a)(ii) above.

3.    PRIORITY OF PAYMENTS FOR ISSUER REVENUE RECEIPTS

      Except for amounts due to third parties by the Issuer under item (b) below or amounts due to the Issuer Account Bank under item (c) below, which will be paid when due, on each Interest Payment Date, the Issuer Cash Manager will apply Issuer Revenue Receipts in the following priority:

(a) firstly, without priority among them, but in proportion to the respective amounts due, to pay amounts due to:

      (i) the Issuer Security Trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following interest period to the Issuer Security Trustee under the Issuer Deed of Charge;

      (ii) the Note Trustee, together with interest and any amount in respect of VAT on those amounts, and to provide for any amounts due or to become due during the following interest period to the Note Trustee under the Trust Deed; and

      (iii) the Agent Bank, the Paying Agents, the Registrar and the Transfer Agent, together with interest and any amount in respect of VAT on those amounts, and any costs, charges, liabilities and expenses then due or to become due during the following interest period to the Agent Bank, the Registrar, the Transfer Agent and the Paying Agents under the Paying Agent and Agent Bank Agreement;

(b) secondly, to pay amounts due to any third party creditors of the Issuer (other than those referred to later in this priority of payments), which amounts have been incurred without breach by the Issuer of the Transaction Documents to which it is a party and for which payment has not been provided for elsewhere and to provide for any of those amounts expected to become due and payable during the following interest period by the Issuer and to pay or discharge any liability of the Issuer for corporation tax on any chargeable income or gain of the Issuer;

(c) thirdly, without priority among them, but in proportion to the respective amounts due, to pay amounts due to:

      (i) the Issuer Cash Manager, together with any amount in respect of VAT on those amounts, and to provide for any amounts due, or to become due to the Issuer Cash Manager in the immediately succeeding interest period, under the Issuer Cash Management Agreement;

      (ii) the Corporate Services Provider, together with VAT on those amounts, and to provide for any amounts due, or to become due to the Corporate Service Provider in the immediately succeeding interest period under the Issuer Corporate Services Agreement; and

      (iii) the Issuer Account Bank, together with VAT on those amounts, and to provide for any amounts due, or to become due to the Issuer Account Bank in the immediately succeeding interest period under the Issuer Bank Account Agreement;

(d) fourthly, from amounts (excluding principal) received by the Issuer from Funding 2 in respect of each AAA Loan Tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the Issuer Swap Provider(s) under the Issuer Swap Agreement(s) in respect of the related Series and Class of Notes):

      (i) to pay the amounts due and payable to the relevant Issuer Swap Provider(s) (if any) in respect of the related Series and Class of Class A Notes (including any termination payment but excluding any Issuer Swap Excluded Termination Amount) in accordance with the terms of the relevant Issuer Swap Agreement; and

      (ii) to pay interest due and payable (if any) on the related Series and Class of Class A Notes on such Interest Payment Date;

(e) fifthly, from amounts (excluding principal) received by the Issuer from Funding 2 in respect of each AA Loan Tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the Issuer Swap Provider(s) under the Issuer Swap Agreement(s) in respect of the related Series and Class of Notes):

      (i) to pay the amounts due and payable to the relevant Issuer Swap Provider(s) (if any) in respect of the related Series and Class of Class B Notes (including any termination payment but excluding any Issuer Swap Excluded Termination Amount) in accordance with the terms of the relevant Issuer Swap Agreement; and

      (ii) to pay interest due and payable (if any) on the related Series and Class of Class B Notes on such Interest Payment Date;

(f) sixthly, from amounts (excluding principal) received by the Issuer from Funding 2 in respect of each A Loan Tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the Issuer Swap Provider(s) under the Issuer Swap Agreement(s) in respect of the related Series and Class of Notes):

      (i) to pay the amounts due and payable to the relevant Issuer Swap Provider(s) (if any) in respect of the related Series and Class of Class M Notes (including any termination payment but excluding any Issuer Swap Excluded Termination Amount) in accordance with the terms of the relevant Issuer Swap Agreement; and

      (ii) to pay interest due and payable (if any) on the related Series and Class of Class M Notes on such Interest Payment Date;

(g) seventhly, from amounts (excluding principal) received by the Issuer from Funding 2 in respect of each BBB Loan Tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the Issuer Swap Provider(s) under the Issuer Swap Agreement(s) in respect of the related Series and Class of Notes):

      (i) to pay the amounts due and payable to the relevant Issuer Swap Provider(s) (if any) in respect of the related Series and Class of Class C Notes (including any termination payment but excluding any Issuer Swap Excluded Termination Amount) in accordance with the terms of the relevant Issuer Swap Agreement; and

      (ii) to pay interest due and payable (if any) on the related Series and Class of Class C Notes on such Interest Payment Date;

(h) eighthly, from amounts (excluding principal) received by the Issuer from Funding 2 in respect of each BB Loan Tranche (and, in respect of (ii) below, the amounts (if any), excluding principal, received from the Issuer Swap Provider(s) under the Issuer Swap Agreement(s) in respect of the related Series and Class of Notes):

      (i) to pay the amounts due and payable to the relevant Issuer Swap Provider(s) (if any) in respect of the related Series and Class of Class D Notes (including any termination payment but excluding any Issuer Swap Excluded Termination Amount) in accordance with the terms of the relevant Issuer Swap Agreement; and

      (ii) to pay interest due and payable (if any) on the related Series and Class of Class D Notes on such Interest Payment Date;

(i) ninthly, without priority among them but in proportion to the respective amounts due, to pay any Issuer Swap Excluded Termination [Payment/Amount] due to an Issuer Swap Provider;

(j) tenthly, to the Issuer, an amount equal to 0.01 per cent. of the interest received on the Loan Tranches under the Master Intercompany Loan Agreement, to be retained by the Issuer as profit; and

(k)   eleventhly, the balance (if any) to the Issuer.

4.    PRIORITY OF PAYMENTS FOR ISSUER PRINCIPAL RECEIPTS

      Subject to Condition 5 of the Notes, until enforcement of the Issuer Security pursuant to the Issuer Deed of Charge or until such time as there are no Notes outstanding, Issuer Principal Receipts will be applied as follows:

      (a) the Class A Notes: from principal amounts received by the Issuer from Funding 2 in respect of each AAA Loan Tranche (and in respect of (ii) below, the principal amounts received (if any) from the Issuer Swap Providers under the relevant Issuer Swap Agreements in respect of the related Series and Class of Notes):

             (i) to pay amounts due and payable (in respect of principal) on such Interest Payment Date to the relevant Issuer Swap Providers in respect of the related Series and Class of Class A Notes in accordance with the terms of the relevant Issuer Swap Agreements; and

             (ii) to pay amounts due and payable in respect of principal (if any) on such Interest Payment Date on the related Series and Class of Class A Notes;

      (b) the Class B Notes: from principal amounts received by the Issuer from Funding 2 in respect of each AA Loan Tranche (and in respect of (ii) below, the principal amounts received (if any) from the Issuer Swap Providers under the relevant Issuer Swap Agreements in respect of the related Series and Class of Notes):

             (i) to pay amounts due and payable (in respect of principal) on such Interest Payment Date to the relevant Issuer Swap Providers in respect of the related Series and Class of Class B Notes in accordance with the terms of the relevant Issuer Swap Agreements; and

             (ii) to pay amounts due and payable in respect of principal (if any) on such Interest Payment Date on the related Series and Class of Class B Notes;

      (c) the Class M Notes: from principal amounts received by the Issuer from Funding 2 in respect of each A Loan Tranche (and in respect of (ii) below, the principal amounts received (if any) from the Issuer Swap Providers under the relevant Issuer Swap Agreements in respect of the related Series and Class of Notes):

             (i) to pay amounts due and payable (in respect of principal) on such Interest Payment Date to the relevant Issuer Swap Providers in respect of the related Series and Class of Class M Notes in accordance with the terms of the relevant Issuer Swap Agreements; and

             (ii) to pay amounts due and payable in respect of principal (if any) on such Interest Payment Date on the related Series and Class of Class M Notes;

      (d) the Class C Notes: from principal amounts received by the Issuer from Funding 2 in respect of each BBB Loan Tranche (and in respect of (ii) below, the principal amounts received (if any) from the Issuer Swap Providers under the relevant Issuer Swap Agreements in respect of the related Series and Class of Notes):

             (i) to pay amounts due and payable (in respect of principal) on such Interest Payment Date to the relevant Issuer Swap Providers in respect of the related Series and Class of Class C Notes in accordance with the terms of the relevant Issuer Swap Agreements; and

             (ii) to pay amounts due and payable in respect of principal (if any) on such Interest Payment Date on the related Series and Class of Class C Notes;

      (e) the Class D Notes: from principal amounts received by the Issuer from Funding 2 in respect of each BB Loan Tranche (and in respect of (ii) below, the principal amounts received (if any) from the Issuer Swap Providers under the relevant Issuer Swap Agreements in respect of the related Series and Class of Notes):

             (i) to pay amounts due and payable (in respect of principal) on such Interest Payment Date to the relevant Issuer Swap Providers in respect of the related Series and Class of Class D Notes in accordance with the terms of the relevant Issuer Swap Agreements; and

             (ii) to pay amounts due and payable in respect of principal (if any) on such Interest Payment Date on the related Series and Class of Class D Notes.

      The amounts standing to the credit of any sub-ledger of the Issuer Principal Ledger (in respect of a Series and Class of Notes) may only be applied by the Issuer Cash Manager to pay the principal amounts due (if any) in respect of such Series and Class of Notes under the [Issuer Pre-Enforcement Principal Priority of Payments].

5.    USE OF LEDGERS

      The Issuer Cash Manager shall forthwith record monies received or payments made by it on behalf of the Issuer in the ledgers in the manner set out in this Agreement. If, at any time, the Issuer Cash Manager is in any doubt as to which ledger a particular amount should be credited or debited, it shall consult with the Issuer Security Trustee thereon.

      A debit item shall only be made in respect of any of the Issuer Ledgers, and the corresponding payment or transfer (if any) may only be made from the Issuer Accounts, to the extent that such entry does not cause the relevant ledger to have a debit balance.

6.    ISSUER REVENUE LEDGER

      The Issuer Cash Manager shall ensure that:

      (a)    the following amounts shall be credited to the Issuer Revenue
             Ledger:

             (i) all interest fees and any other amount (not including principal), if any, paid by Funding 2 to the Issuer under the terms of the [Master] Intercompany Loan Agreement;

             (ii) all interest received by the Issuer in respect of the Issuer Accounts;

             (iii) all amounts received by the Issuer representing income on any Issuer Authorised Investments;

             (iv) all revenue amounts (including any early termination payment which is to be used to acquire, if necessary, a new currency or interest rate swap) received by the Issuer under the Issuer Swap Agreements;

      (b) any payment or provision made under paragraph 3 of this Schedule 2 shall be debited to the Issuer Revenue Ledger and the applicable sub-ledger; and

      (c) the amounts received from Funding 2 in respect of interest due on a Loan Tranche shall be credited to a sub-ledger (in respect of the Series and Class of Notes that funded such Loan Tranche) to the Issuer Revenue Ledger and payments of interest in respect of such Series and Class of Notes by the Issuer shall be debited to such sub-ledger.

      The Issuer Cash Manager shall ensure that, prior to the enforcement of the Issuer Security, on each Interest Payment Date, the amounts standing to the credit of any sub-ledger of the Issuer Revenue Ledger (in respect of a Series and Class of Notes) may only be applied by the Issuer Cash Manager to pay the interest and other amounts due in respect of such Series and Class of Notes under the Issuer Pre-Enforcement Revenue Priority of Payments provided that to the extent that on any Interest Payment Date, amounts standing to the credit of the Issuer Revenue Ledger (excluding amounts standing to the credit of the sub-ledgers for each Series and Class of Notes) and the Issuer Reserve Ledger are insufficient to pay items (a) to (c) of the Issuer Pre-Enforcement Revenue Priority of Payments, then the Issuer Cash Manager will, in no order of priority among them but in proportion to the amount required, apply amounts standing to the credit of the sub-ledgers of the Issuer Revenue Ledger in respect of the Class D Notes of each Series on such date to meet such shortfall (until the balance of such sub-ledgers is zero), then amounts standing to the credit of the sub-ledgers of the Issuer Revenue Ledger in respect of the Class C Notes of each Series (until the balance of such sub?ledgers is zero), then amounts standing to the credit of the sub-ledgers of the Issuer Revenue Ledger in respect of the Class M Notes of each Series (until the balance of such sub-ledgers is zero), then amounts standing to the credit of the sub-ledgers of the Issuer Revenue Ledger in respect of the Class B Notes (until the balance of such sub-ledgers is zero) and then amounts standing to the credit of the sub-ledgers of the Issuer Revenue Ledger in respect of the Class A Notes (until the balance of such sub-ledgers is zero).

7.    ISSUER PRINCIPAL LEDGER

      The Issuer Cash Manager shall ensure that:

      (a) all principal paid by Funding 2 to the Issuer under the terms of the [Master] Intercompany Loan Agreement shall be credited to the Issuer Principal Ledger;

      (b) any payment or provision made under paragraph [4] of Schedule [2] of the Issuer Deed of Charge shall be debited to the Issuer Principal Ledger; and

      (c) the amounts of principal received from Funding 2 in respect of a Loan Tranche shall be credited to a sub-ledger to the Issuer Principal Ledger in respect of the Series and Class of Issuer Notes which funded such Loan Tranche and repayments of principal in respect of such Series and Class of Notes by the Issuer or on its behalf shall be debited to such sub?ledger.

      The Issuer Cash Manager shall ensure that, prior to the enforcement of the Issuer Security, on each Interest Payment Date, the amounts standing to the credit of any sub-ledger of the Issuer Principal Ledger (in respect of a Series and Class of Issuer Notes) may only be applied by the Issuer Cash Manager to pay the principal amounts due (if any) in respect of such Series and Class of Notes under the Issuer Pre-Enforcement Principal Priority of Payments.

8.    RECORDS

      The Issuer Cash Manager shall ensure that a separate record is kept of any amount received from each of the Issuer Swap Providers pursuant to each of the Issuer Swap Agreements.

9.    SWAP COLLATERAL LEDGER

      In connection with Swap Collateral the Issuer Cash Manager shall ensure that the appropriate debits and credits are made to the Swap Collateral Ledger in accordance with Clause 4.7 (Swap Collateral).

                                  SCHEDULE 3

                        FORM OF ISSUER QUARTERLY REPORT

PERMANENT MASTER ISSUER PLC
PERIOD ENDED                              THIS QUARTER ([POUND])

INTERCOMPANY LOAN BALANCES
Total intercompany loan balance

Last Quarter Closing balance
Repayments
New Term Advances
Cash Accumulated
                                         ---------------------------
Closing Balance
                                         ===========================

CASH ACCUMULATION LEDGER
Opening Balance
Losses this Quarter
Principal Received
Principal paid
                                         ---------------------------
Closing Balance
                                         ===========================

PERMANENT MASTER
ISSUER PLC
NOTES OUTSTANDING

PERIOD ENDED

                           SERIES [*] CLASS A   SERIES [*] CLASS A   SERIES [*] CLASS A   SERIES [*] CLASS A
Moody's Current Rating           [Aaa]                [Aaa]                [Aaa]                [Aaa]
Fitch Current Rating             [AAA]                 AAA                 [AAA]                [AAA]
S&P Current Rating               [AAA]                 AAA                 [AAA]                [AAA]

                           SERIES [*] CLASS B   SERIES [*] CLASS B   SERIES [*] CLASS B   SERIES [*] CLASS B
Moody's Current Rating          [Aa3]                [Aa3]                [Aa3]                [Aa3]
Fitch Current Rating             [AA]                 [AA]                 [AA]                 [AA]
S&P Current Rating               [AA]                 [AA]                 [AA]                 [AA]

                           SERIES [*] CLASS M   SERIES [*] CLASS M   SERIES [*] CLASS M   SERIES [*] CLASS M
Moody's Current Rating          [A2]                 [A2]                 [A2]                 [A2]
Fitch Current Rating             [A]                  [A]                  [A]                  [A]
S&P Current Rating               [A]                  [A]                  [A]                  [A]

                           SERIES [*] CLASS C   SERIES [*] CLASS C   SERIES [*] CLASS C   SERIES [*] CLASS C
Moody's Current Rating         [Baa2]               [Baa2]               [Baa2]                [Baa2]
Fitch Current Rating            [BBB]                [BBB]                [BBB]                 [BBB]
S&P Current Rating              [BBB]                [BBB]                [BBB]                 [BBB]

                           SERIES [*] CLASS D   SERIES [*] CLASS D   SERIES [*] CLASS D   SERIES [*] CLASS D
Moody's Current Rating          [Ba2]               [Ba2]                 [Ba2]                 [Ba2]
Fitch Current Rating             [BB]                [BB]                  [BB]                  [BB]
S&P Current Rating               [BB]                [BB]                  [BB]                  [BB]

                           SERIES [*] CLASS A   SERIES [*] CLASS A   SERIES [*] CLASS A   SERIES [*] CLASS A
Initial Note Balance
Previous Quarters Note
Principal
Note Redemptions
Outstanding Note
Principal

                           SERIES [*] CLASS B   SERIES [*] CLASS B   SERIES [*] CLASS B   SERIES [*] CLASS B
Initial Note Balance
Previous Quarters Note
Principal
Note Redemptions
Outstanding Note
Principal

                           SERIES [*] CLASS M   SERIES [*] CLASS M   SERIES [*] CLASS M   SERIES [*] CLASS M
Initial Note Balance
Previous Quarters Note
Principal
Note Redemptions
Outstanding Note
Principal

                           SERIES [*] CLASS C   SERIES [*] CLASS C   SERIES [*] CLASS C   SERIES [*] CLASS C
Initial Note Balance
Previous Quarters Note
Principal
Note Redemptions
Outstanding Note
Principal

                           SERIES [*] CLASS D SERIES [*] CLASS D SERIES [*] CLASS D SERIES [*] CLASS D
Initial Note Balance
Previous Quarters Note
Principal
Note Redemptions
Outstanding Note
Principal

                           SERIES [*] CLASS A   SERIES [*] CLASS A   SERIES [*] CLASS A   SERIES [*] CLASS A
Note Interest Margins
Step Up Dates

Step Up Margins

                           SERIES [*] CLASS B   SERIES [*] CLASS B   SERIES [*] CLASS B   SERIES [*] CLASS B
Note Interest Margins
Step Up Dates
Step Up Margins

                           SERIES [*] CLASS M   SERIES [*] CLASS M   SERIES [*] CLASS M   SERIES [*] CLASS M
Note Interest Margins
Step Up Dates
Step Up Margins

                           SERIES [*] CLASS C   SERIES [*] CLASS C   SERIES [*] CLASS C   SERIES [*] CLASS C
Note Interest Margins
Step Up Dates
Step Up Margins

                           SERIES [*] CLASS D   SERIES [*] CLASS D   SERIES [*] CLASS D   SERIES [*] CLASS D
Note Interest Margins
Step Up Dates
Step Up Margins

                           SERIES [*] CLASS A   SERIES [*] CLASS A   SERIES [*] CLASS A   SERIES [*] CLASS A
Interest Payment Cycle
Interest Payment Date
Next Interest Payment
Date

                           SERIES [*] CLASS B   SERIES [*] CLASS B   SERIES [*] CLASS B   SERIES [*] CLASS B
Interest Payment Cycle
Interest Payment Date
Next Interest Payment
Date

                           SERIES [*] CLASS M SERIES [*] CLASS M SERIES [*] CLASS M SERIES [*] CLASS M
Interest Payment Cycle
Interest Payment Date
Next Interest Payment
Date

                           SERIES [*] CLASS C   SERIES [*] CLASS C   SERIES [*] CLASS C   SERIES [*] CLASS C
Interest Payment Cycle
Interest Payment Date
Next Interest Payment
Date

                           SERIES [*] CLASS D   SERIES [*] CLASS D   SERIES [*] CLASS D   SERIES [*] CLASS D
Interest Payment Cycle
Interest Payment Date
Next Interest Payment
Date

                                  SIGNATORIES

ISSUER CASH MANAGER

SIGNED by                              )
for and on behalf of                   )
HALIFAX PLC in the presence of:        )

Witness's signature:

Name:

Address:

ISSUER

SIGNED by                              )
for and on behalf of                   )
PERMANENT MASTER ISSUER PLC            )
in the presence of:                    )

Witness's signature:

Name:

Address:

ISSUER SECURITY TRUSTEE

SIGNED by                              )
for and on behalf of                   )
THE BANK OF NEW YORK                   )